EXHIBIT 10.1


                                 PROMISSORY NOTE

$125,000,000.00                                              New York, New York

                                                              November 25, 1996


FOR VALUE RECEIVED, HPTRI CORPORATION, a Delaware corporation ("HPTRI"), and HPTWN CORPORATION, a Delaware corporation ("HPTWN"), each having its principal place of business at c/o Hospitality Properties Trust, 400 Centre Street, Newton, Massachusetts 02158 (HPTRI and HPTWN hereinafter being collectively referred to as "Maker"), jointly and severally promise to pay to COLUMN FINANCIAL, INC., a Delaware corporation ("Column"), at its principal place of business at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, or its registered assigns (Column and its successors and registered assigns who become holders of this Note are hereinafter collectively referred to as "Payee"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of $125,000,000.00 in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Interest Rate (hereinafter defined).



                  1.       (a)      As used herein:

                  "Business Day" shall mean each day of the week (other than Saturday and Sunday) which is not a day on which banking or savings and loan associations in New York, New York, Boston, Massachusetts, Atlanta, Georgia or London, England, are authorized or obligated by law to be closed.

                  "Closing Date" shall mean November 25, 1996.

                  "Default Rate" shall mean the per annum interest rate equal to the lesser of (i) the highest rate permitted by applicable law as of the date hereof or such other applicable date, whichever is higher, to be charged on commercial mortgage loans, or (ii) the greater of (a) the Prime Rate, as same may increase or decrease from time to time, or (b) the applicable Interest Rate, plus four percent (4%).

                  "Environmental Indemnity" shall mean that certain Hazardous Substances Indemnity Agreement dated the date hereof and entered into by Maker for the benefit of Payee.

                  "Interest Accrual Period" shall mean each calendar month commencing with the calendar month of January, 1997.

                  "Interest Determination Date" shall mean the second (2nd) Business Day prior to a Payment Date. The Interest Rate set on the Interest Determination Date shall be in effect for the Interest Accrual Period immediately following such Interest Determination Date.

                  "Interest Rate" shall mean, for each Interest Accrual Period, the applicable rate per annum (expressed as a percentage) equal to the LIBOR Rate on the related Interest Determination Date plus the LIBOR Margin, and for the period from the Closing Date to the last day of the month in which the Closing Date occurs, for which the Interest Rate shall be 6.0675% per annum.

                  "LIBOR Margin" shall mean 69.25 basis points per annum.

                  "LIBOR Rate" shall mean the London interbank offering rate for one-month United States deposits established by Payee in accordance with the terms of this Note on each Interest Determination Date.

                  "Loan" shall mean the loan evidenced by this Note and secured by the Mortgages, the Loan Agreement and the Other Security Documents (as those terms are hereinafter defined).

                  "Loan Agreement" shall mean that certain Loan Agreement dated the date hereof and entered into by and between Maker and Payee, as same may be hereafter modified, amended or restated.

                  "Lockbox Security Agreement" shall mean that certain Lockbox Pledge and Security Agreement dated the date hereof and entered into by and between Maker and Payee, as same may be hereafter modified, amended or restated.

                  "Mortgaged Property" shall mean, as to each of the Mortgages, all real property, improvements, furniture, fixtures, equipment and other rights and interests encumbered thereby and serving as collateral for this Note.

                  "Mortgages" shall mean those certain mortgages, deeds of trust and deeds to secure debt dated the date hereof and executed by HPTRI or HPTWN, as the case may be, in favor of, or for the benefit of, Payee, said Mortgages
(a) covering certain real property, improvements, furniture, fixtures, equipment and other rights and interests described therein, and (b) being more particularly described on Schedule A annexed hereto, as any of same may be hereafter modified, amended or restated.

                  "Note Register" means the written records to be maintained by Payee or its designee evidencing the present holder or holders of this Note or any interest therein.

                  "Other Security Documents" shall mean all and any of the documents other than this Note or the Mortgages now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note, as any of same may be hereafter modified, amended or restated.

                  "Payment Date" shall mean, in each calendar month during the term of this Note, beginning January 1, 1997, the first day of such month.

                  "Prime Rate" shall mean the "Prime Rate" of interest, as published from time to time in the Money Rates section of the Wall Street Journal.

                  "Principal Amount" shall mean the outstanding principal amount of the Loan.

                  "Reimbursement Rate" shall mean the per annum interest rate equal to the Prime Rate, as same may increase or decrease from time to time, plus one percent (1%).

                  "Reuters Screen LIBO Page" shall mean the display page designated as "LIBO" on the Reuters Monitor Money Rates Service.

                  "Telerate   Page  3750"   shall  mean  the   British   Bankers
Association interest settlement rate as fixed by the DJ Telerate Newsroom on behalf of the British Bankers Association.

                  Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors and assigns.

                    (b) Interest on the principal sum of this Note shall be calculated at the Interest Rate, Reimbursement Rate or Default Rate, as applicable, on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  2. (a) Payments under this Note, calculated in accordance with the terms hereof, shall be due and payable as follows:
                    (i) Interest for the period from the Closing Date until the first day of the first Interest Accrual Period, shall be due and payable on January 1, 1997;

                    (ii) Interest shall be due and payable on the Payment Date of each and every calendar month commencing in January, 1997, at the Interest Rate in effect for the Interest Accrual Period ending the day preceding the Payment Date; and

                    (iii) The entire outstanding Principal Amount, together with all accrued and unpaid interest and any other charges due hereunder shall be due and payable on December 1, 2001 (the "Maturity Date").

                  (b) To the extent payments are or become due and payable under this Note, the Mortgages, or any of the Other Security Documents on a day (the "Due Date") which is not a Business Day, such payments are and shall be due and payable on the first Business Day immediately following the Due Date for such payments and, in such event, the interest which accrues on the Loan from such Due Date to the first Business Day immediately following the Due Date shall not be due and payable on such Due Date but shall be included in the payment due and payable on the next Payment Date.

                  (c) All payments under this Note shall be paid by wire transfer of immediately available funds to:

         Bank:               NationsBank of GA
         City/State:         Atlanta, Georgia
         Account Name:       AMRESCO Management, Inc. in trust for Chase
                             Manhattan Bank as Trustee for the Holders of the
                             Hospitality Properties Mortgage Acceptance Corp.
                             Commercial Mortgage Pass-Through Certificates,
                             Series 1996-C1 Lockbox Account
         Account No.:        3251023935
         ABA No.:            061000052
         Reference:          Hospitality Properties


or to such other designated bank or place, or in such other manner, as Payee may reasonably specify in writing from time to time.

                  (d) On each Interest Determination Date until all sums due under this Note, the Mortgages, the Loan Agreement and the Other Security
Documents have been paid in full, the LIBOR Rate for the following Interest Accrual Period shall be the rate (expressed as a percentage per annum) for deposits in U.S. Dollars for a one (1) month period designated at Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date to the extent available (or such other page as may replace Telerate Page 3750 for the purpose of displaying London interbank offered rates of major banks) (rounded upward, if necessary, to the nearest whole multiple of 1/32%). If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, the LIBOR Rate for the following Interest Accrual Period will be the arithmetic mean of the offered rates

(expressed as a percentage per annum) for deposits in U.S. Dollars for a one (1) month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Determination Date, Payee will request the principal London office of any four
(4) major reference banks in the London interbank market selected by Payee in its sole discretion to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for a one (1) month period as of 11:00 a.m., London time, on such Interest Determination Date for an amount approximately equal to, but in no event less than, the Principal Amount. If at least two such offered quotations are so provided, the LIBOR Rate will be the arithmetic mean of such quotation. If fewer than two such quotations are so provided, Payee will request any three
(3) major banks in New York City selected by Payee in its sole discretion to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for an amount approximately equal to, but in no event less than, the Principal Amount. If at least two such rates are so provided, the LIBOR Rate will be the arithmetic mean of such rates (rounded upwards, if necessary, to the nearest whole multiple of 1/32%). If fewer than two such rates are so provided, the LIBOR Rate will be the LIBOR Rate in effect on the preceding Interest Determination Date. The establishment of the LIBOR Rate on each Interest
Determination Date by Payee and Payee's calculation of the rate of interest applicable to this Note shall (in the absence of manifest error) be final and binding.

                  (e) In addition to Maker's other payment obligations provided for herein, Maker, jointly and severally promises to pay to Payee, within ten
(10) Business Days following Maker's receipt of demand therefor from Payee, any and all Disposition Fees and Modification Fees which may be payable from time to time to the Servicer under, and as those terms are defined in, that certain Trust and Servicing Agreement dated as of the date hereof by and among Hospitality Properties Mortgage Acceptance Corp., AMRESCO Management, Inc. and The Chase Manhattan Bank.

                  3. The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due hereunder and/or under the Mortgages, the Loan Agreement and this Note (all such sums hereinafter collectively referred to as the "Debt") shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on the date when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Mortgages or the Loan Agreement (hereinafter collectively an "Event of Default"). All of the terms, covenants and conditions contained in the Mortgages, the Loan Agreement and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security hereof, Maker also agrees to pay a reasonable attorney's fee for the services of such counsel whether or not suit be brought.

                  4. Maker may, on any Payment Date,  upon not less than fifteen
(15) days prior written notice to Payee, prepay the outstanding Principal Amount of the Loan in whole or in part, by wire transfer as provided in Paragraph 2 above, of (A) the entire outstanding Principal Amount of the Loan, or such portion thereof as is being prepaid, (B) interest accrued and unpaid on the outstanding Principal Amount of the Loan, or such portion thereof as is being prepaid, to and including the date of such prepayment, and (C) any other amounts which have accrued and are owing under this Note, the Mortgages, the Loan Agreement and the Other Security Documents through the date of such prepayment. Each notice of a voluntary prepayment of the outstanding Principal Amount of the Loan, or such portion thereof as is being prepaid, shall specify (I) the prepayment date, (II) the Principal Amount being prepaid, and (III) the amount of interest thereon and other amounts to be delivered in connection therewith. The amount of interest and other amounts payable in connection with any prepayment shall be subject to confirmation by Payee.

                  5. Maker agrees that (a) if any amount payable under this Note, the Mortgages, the Loan Agreement or any Other Security Document is not paid when such payment is due, Maker shall pay interest at the Reimbursement Rate with respect to such amount, upon demand from time to time, to the extent permitted by applicable law, from the date such amount was due until such amount has been paid by Maker, and (b) upon the occurrence of any Event of Default and the earlier to occur of (i) the date which is ninety (90) days following the occurrence of such Event of Default, or (ii) the date on which Payee accelerates the whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and any other amounts owing hereunder, Maker shall pay interest at the Default Rate with respect to the Principal Amount, upon demand from time to time. Notwithstanding the foregoing, if the unpaid Principal Amount or any other amount required to be paid on the Maturity Date or upon acceleration of the Loan is not paid when due, then interest shall thereafter be computed and paid at the Default Rate without notice to Maker. This charge shall be added to the Debt, and shall be deemed secured by the Mortgages and the Loan Agreement. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default. In the event the Default Rate is above the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.

                  6. If any monthly interest payment payable under this Note is not paid in full on or before ten (10) days following the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of (i) five percent (5%) of such unpaid sum, or (ii) the maximum amount permitted by applicable law (the "Late Charge"), to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment and such amount shall be secured by the Mortgages, the Loan Agreement and the Other Security Documents.

                  7. This Note is given to evidence the Loan by Payee to Maker pursuant to the Loan Agreement and is secured by the Mortgages, the Loan Agreement and the Other Security Documents.

                  8. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note, the Mortgages, the Loan Agreement and the Other Security Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note, the Mortgages, the Loan Agreement or under any of the Other Security Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note, the Mortgages, the Loan Agreement and the Other Security Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein, in the Mortgages, the Loan Agreement or in any of the Other Security Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

                  9. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  10. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

                  11. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, and non-payment, and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgages, the Loan Agreement or the Other Security Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other who may become liable for the payment of all or any part of the Debt, under this Note, the Mortgages, the Loan Agreement or the Other Security Documents.

                  12. Maker represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgages, the Loan Agreement and the Other Security Documents and that this Note, the Mortgages, the Loan Agreement and the Other Security Documents constitute valid and binding obligations of Maker, except as same may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or any other similar laws affecting generally the enforcement of creditor's rights as from time to time are in effect.

                  13. This Note or any interest in this Note, the Mortgages and the Other Security Documents may be hypothecated, transferred or assigned by Payee without the prior consent of Maker. Maker is obligated to pay the principal, interest and all other sums due hereunder only to the registered owner of this Note as set forth in the Note Register, and only the person whose name appears in the Note Register as the present holder of the Note shall be entitled to payment of the obligations evidenced hereby. Maker hereby irrevocably appoints Payee as its agent for purposes of maintaining the Note Register. The transfer of this Note may be effected only by entry of such transfer on the Note Register. Payee shall have no liability to Maker in connection with the maintenance of the Note Register. Payee may delegate its duties as registrar to any party to whom Payee transfers this Note or to any party otherwise designated by Payee.

                  14. Time is of the essence of this Note.

                  15. In the event of the loss, theft or destruction of this Note, upon Maker's receipt of a reasonably satisfactory indemnification agreement executed in favor of Maker by Payee or in the event of the mutilation of this Note, upon the surrender of the mutilated Note by Payee to Maker, Maker shall execute and deliver to Payee a new note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

                  16. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Mortgages and directed to the parties at their respective addresses as provided therein.

                  17. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.

THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

                  18. Notwithstanding anything to the contrary contained herein, any claim based on or in respect of any liability of Maker under this Note, the Mortgages, the Loan Agreement or any Other Security Document shall be enforced only against the Mortgaged Property and any other collateral now or hereafter given to secure this Note and not against any other assets, properties or funds of Maker; provided, however, that the liability of Maker for loss, costs or damage arising out of the following matters shall not be limited solely to the Mortgaged Property and other collateral now or hereafter given to secure this Note but shall include all of the assets, properties and funds of Maker: (i) any failure by Maker to apply the income, rents and profits of the Mortgaged Property as required by this Note, the Mortgages, the Loan Agreement or any Other Security Document, (ii) any misapplication by Maker of insurance proceeds, condemnation awards, security deposits or trust funds in violation of applicable law or the provisions of the Mortgages, the Loan Agreement or any Other Security Document, (iii) any collection of rent for more than one month in advance of the time when the same becomes due, and (iv) failure to pay all real estate taxes and assessments prior to the date on which such payments become delinquent. Nothing herein shall be deemed (w) to be a waiver of any right which Payee may have under any bankruptcy law of the United States or the state in which any Mortgaged Property is located to file a claim for the full amount of the Loan or to require that all of the collateral securing the Loan shall continue to secure all of the indebtedness due under the Note, the Mortgages, the Loan Agreement and the Other Security Documents; (x) to impair the validity of the indebtedness secured by the Mortgages; (y) to impair the right of Payee as mortgagee or secured party to commence an action to foreclose any lien or security interest; or (z) to modify, diminish or discharge the liability of any guarantor under any guaranty. Nothing herein shall be deemed to be a waiver of any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgages or to require that all collateral shall continue to secure all of the indebtedness owing to Payee in accordance with this Note, the Mortgages, the Loan Agreement and the Other Security Documents.

                  19. This Note shall be governed and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.


                            [Signature Page Follows]

                  IN WITNESS WHEREOF, Maker has duly executed and delivered this Note the day and year first above written.


                                     MAKER:


                                      HPTRI CORPORATION, a
                                      Delaware corporation


                                      By: /s/ Thomas M. O'Brien
                                      Name: Thomas M. O'Brien
                                      Title: Vice President

                                      HPTWN CORPORATION, a
                                      Delaware corporation


                                      By: /s/ Thomas M. O'Brien
                                      Name: Thomas M. O'Brien
                                      Title: Vice President

STATE OF NEW YORK                           )
                                            )  ss.:
COUNTY OF NEW YORK                          )

On the 25th day of November, 1996, before me personally came Thomas M. O'Brien to me known, who, being by me duly sworn did depose and say that he resides at Cambridge, Massachusetts; that he is the Vice President of HPTRI Corporation and HPTWN Corporation, the corporations described in and which executed the above instrument; and that he signed his name thereto by authority of the Boards of Directors of said corporations.

                                  /s/ Cleopatra Pyatt
                                  Notary Public



Pay to Hospitality Properties Mortgage Acceptance Corp., a Delaware corporation, without recourse.

                              COLUMN FINANCIAL, INC., a Delaware corporation


                              By: /s/ John D. Pierandri
                                  Name: John D. Pierandri
                                  Title: Vice President



Pay to The Chase Manhattan Bank, as trustee, for the benefit of the holders of the Hospitality Properties Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-C1, without recourse.


                            HOSPITALITY PROPERTIES MORTGAGE ACCEPTANCE CORP., a Delaware corporation


                            By: /s/ Thomas M. O'Brien
                                Name: Thomas M. O'Brien
                                Title: Vice President

                                   SCHEDULE A


                               [List of Mortgages]